Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

CELANESE US HOLDINGS LLC
(Exact name of obligor as specified in its charter)

Delaware	20-1206848

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
TELEPHONE: (972) 443-4000
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)
__________________________
Senior Debt Securities

And Guarantees
GUARANTORS*

Exact name of Additional Registrant as Specified in it Charter	State of Incorporation or Organization	IRS Employee Identification No.
Celanese Corporation	Delaware	98-0420726
Celanese Americas LLC	Delaware	22-1862783
Celanese Acetate LLC	Delaware	56-2051387
Celanese Chemicals, Inc.	Delaware	13-2916623
CNA Holdings LLC	Delaware	13-5568434
Celanese International Corporation	Delaware	75-2622529
Celtran, Inc.	Delaware	56-0818166
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574
Ticona Fortron Inc.	Delaware	22-3140276
Ticona Polymers, Inc.	Delaware	13-3313358
Ticona LLC	Delaware	22-3546190
Celanese Global Relocation LLC	Delaware	41-2243055
Celanese Ltd.	Texas	75-2622526
Celanese Sales U.S. Ltd.	Texas	47-4261191

*Each Guarantor has the same principal executive office and phone number as Celanese US Holdings LLC
_____________________________________________________________________

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of January, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 6

January 30, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,819
Interest-bearing balances		126,048
Securities
Held-to-maturity securities		153,090
Available-for-sale securities		256,989
Equity Securities with readily determinable fair value not held for trading		88
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		59
Securities purchased under agreements to resell		53,437
Loans and lease financing receivables:
Loans and leases held for sale		19,103
Loans and leases, net of unearned income	919,591
LESS: Allowance for loan and lease losses	9,447
Loans and leases, net of unearned income and allowance		910,144
Trading Assets		56,501
Premises and fixed assets (including capitalized leases)		11,921
Other real estate owned		424
Investments in unconsolidated subsidiaries and associated companies		12,970
Direct and indirect investments in real estate ventures		109
Intangible assets		35,577
Other Assets		50,269

Total assets		$1,708,548

LIABILITIES
Deposits:
In domestic offices		$1,316,045
Noninterest-bearing	411,339
Interest-bearing	904,706
In foreign offices, Edge and Agreement subsidiaries, and IBFs		52,470
Noninterest-bearing	753
Interest-bearing	51,717
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,078
Securities sold under agreements to repurchase		4,992

Dollar Amounts In Millions

Trading liabilities	10,477
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	107,813
Subordinated notes and debentures	12,090
Other liabilities	32,695

Total liabilities	$1,540,660

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,628
Retained earnings	51,731
Accumulated other comprehensive income	689
Other equity capital components	0

Total bank equity capital	167,567
Noncontrolling (minority) interests in consolidated subsidiaries	321

Total equity capital	167,888

Total liabilities, and equity capital	$1,708,548

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
James H. Quigley
Theodore F. Craver, Jr.
Juan A. Pejadas